Stock Certificate


INCORPORATED UNDER THE LAWS OF COLORADO


         NO. 000    0000 SHARES

    AMERICAN PRE-PAID LEGAL SERVICES, INC.
         AUTHORIZED CAPITAL STOCK
          COMMON STOCK 10,000,000


THIS CERTIFIES THAT 'SPECIMAN COPY' is the owner
of    Shares of the Capital Stock of AMERICAN PRE-
PAID LEGAL SERVICES, INC. transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of his Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has
caused this Certificate to be signed by its duly
authorized officers, and its Corporate Seal to be
hereunto affixed this   day of    D.D. 19.

JR. WILKINSON, SECRETARY
GARWOOD G.C. TRESNOR, PRESIDENT

SHARES PAR VALUE $.01 EACH


"The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, nor is the corporation under any obligation to register these securities. These shares may not be sold or transferred in the absence of such registration or an opinion of counsel, satisfactory to counsel for the corporation, that such registration is not required and that such sale or transfer does not violate the Securities Act of 1933, as amended, or the Securities Act of any state."

CERTIFICATE FOR           SHARES OF  CAPITAL STOCK

AMERICAN PRE-PAID LEGAL SERVICES, INC.

ISSUED TO

DATE

For Value Received,   hereby sell, assign and
transfer unto     Shares of the Capital Stock
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated   19

In presence of